EXHIBIT 99.1

ENTERPRISE FINANCIAL SERVICES CORP ANNOUNCES COMPLETION OF MERGER WITH FIRST CHOICE BANCORP

July 21, 2021, ST. LOUIS, MO. — Enterprise Financial Services Corp (Nasdaq: EFSC) (the “Company,” “EFSC,” or “Enterprise”), the holding company of Enterprise Bank & Trust (“EB&T”), announced today the completion of its merger with First Choice Bancorp (“FCBP”), with Enterprise as the surviving institution, effective as of 11:59 p.m. Eastern time on July 21, 2021. The merger of EB&T and FCBP’s wholly owned subsidiary, First Choice Bank (“First Choice”), will be effective shortly thereafter. The merger adds approximately $2.4 billion in assets, $2.0 billion in loans and $1.9 billion in deposits to Enterprise. Following the merger, Enterprise will have approximately $12.7 billion in total assets.

The merger further enhances the geographic diversity of Enterprise’s footprint with FCBP’s eight full-service branches in California. These locations will continue to operate under FCBP’s existing systems until EB&T completes its systems integration, which is expected to be finalized in the fourth quarter of 2021. First Choice customers then will have access to a broader suite of products and services, including a wide range of commercial and retail banking products.

Pursuant to the terms of the Agreement and Plan of Merger, dated April 26, 2021, by and among Enterprise, EB&T, FCBP and First Choice, at the effective time of closing, each share of FCBP common stock was cancelled in exchange for the right to receive 0.6603 shares of Enterprise common stock and cash in lieu of fractional shares. The value of the total deal consideration was approximately $346 million.

In connection with the completion of the merger, one FCBP director, Peter Hui, has joined Enterprise’s board of directors.

Advisers to the Transaction

Boenning & Scattergood, Inc. served as financial advisor to Enterprise and Holland & Knight LLP served as legal counsel. Keefe, Bruyette & Woods, A Stifel Company, served as financial advisor to FCBP and Duane Morris LLP served as legal counsel.

About Enterprise Financial Services Corp

Enterprise Financial Services Corp (Nasdaq: EFSC), with approximately $12.7 billion in assets, is a financial holding company headquartered in Clayton, Missouri. Enterprise Bank & Trust, a Missouri state-chartered trust company with banking powers and a wholly-owned subsidiary of EFSC, operates 47 branch offices in Arizona, California, Kansas, Missouri, Nevada, and New Mexico, and SBA loan and deposit production offices in Arizona, California, Colorado, Illinois, Indiana, Massachusetts, Michigan, Nevada, Ohio, Oregon, Texas, Utah, and Washington at June 30, 2021. Enterprise Bank & Trust offers a range of business and personal banking services and wealth management services. Enterprise Trust, a division of Enterprise Bank & Trust, provides financial planning, estate planning, investment management and trust services to businesses, individuals, institutions, retirement plans and non-profit organizations. Additional information is available at www.enterprisebank.com.

Enterprise Financial Services Corp’s common stock is traded on the Nasdaq Stock Market under the symbol “EFSC”. Please visit our website at www.enterprisebank.com to see our regularly posted material information.

Forward-Looking Statements

Certain statements contained in this press release may be considered forward-looking statements regarding Enterprise, including its wholly-owned subsidiary EB&T, and Enterprise’s acquisition of FCBP and First Choice. These forward-looking statements may include: statements regarding the acquisition, statements regarding Enterprise’s plans, expectations and projections of future financial and operating results, as well as objectives, expectations or consequences of announced transactions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “pro forma” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that EFSC anticipated in its forward-looking statements and future results could differ materially from historical performance. Factors that could cause or contribute to such differences include, but are not limited to, the possibility: that expected benefits of the acquisition may not materialize in the timeframe expected or at all, or may be more costly to achieve; the outcome of any legal proceedings that may be instituted against EFSC; that after the completion of the acquisition, EFSC’s and FCBP’s respective businesses may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies; reputational risks and the reaction of the companies’ employees or customers to the transaction; diversion of management time on acquisition-related issues; that the COVID-19 pandemic, including uncertainty and volatility in financial, commodities and other markets, and disruptions to banking and other financial activity, could harm EFSC’s business, financial position and results of operations, and could adversely affect the anticipated benefits of the acquisition; and those factors and risks referenced from time to time in EFSC’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including in its Annual

Report on Form 10-K for the fiscal year ended December 31, 2020, and its other filings with the SEC. For any forward-looking statements made in this press release or in any documents, EFSC claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Except to the extent required by applicable law or regulation, EFSC disclaims any obligation to revise or publicly release any revision or update to any of the forward-looking statements included herein to reflect events or circumstances that occur after the date on which such statements were made.

For more information please contact:

Investor inquiries:
Keene Turner, Executive Vice President and Chief Financial Officer
(314) 512-7233

Media inquiries:
Steve Richardson, Vice President
(314) 512-7183